EXHIBIT 99.1

International Cannabis Company Kaya Holdings, Inc. to hold Zoom Update on January 14, 2021

Topics: status of our cannabis cultivation project in Greece and the positive, post-election outlook for US Cannabis Stocks and the Global Cannabis Industry

Ft. Lauderdale, FL. - January 7, 2021 - Kaya Holdings, Inc., (“KAYS” or the “Company”) (OTCQB.KAYSD), the first U.S. publicly traded company to vertically integrate cannabis retail, cultivation and processing, announced today that it has scheduled and commenced issuing reservation codes for an Online Shareholder Business Update, to be held on Thursday, January 14, 2021 at 2:00 PM Eastern Time.

The call is expected to last approximately 30 minutes and will include live updates and Q and A on a number of key developments, with focus on our cannabis cultivation project in Greece, our recent equity restructuring and the positive, post-election outlook for US cannabis stocks and the global cannabis industry as a result of the recent US elections.

Participation is limited so please register now using the following link to reserve your place for the program:

https://us02web.zoom.us/webinar/register/WN_DaKYagIKTaCnscoI6PtwYQ

After registering, you will receive a confirmation email containing information about joining the webinar. If you do not receive a confirmation email, please contact us via email at info@kayaholdings.com and we will assist you.

“We are holding this call as part of our renewed commitment to keep our shareholders well-informed with regard to our efforts and operations,” stated KAYS CEO Craig Frank. “Events are proceeding at a rapid pace,” continued Frank, “and often the small steps that propel our progress go unreported and underappreciated. Our update will allow investors to understand our progress more easily. We welcome all interested parties to participate.”

For those not able to attend a link to access a video of the meeting will be emailed to shareholders and also posted on the OTC Markets page for KAYSD.

About Kaya Holdings, Inc. (www.kayaholdings.com)

Kaya Holdings, Inc. (OTCQB: KAYS) is a touch-the-plant vertically integrated legal cannabis company operating a number of majority-owned subsidiaries that retail, cultivate, produce and distribute premium medical and recreational cannabis products, including flower, concentrates, oils and extracts, cannabis-infused foods and beverages, topicals and cannaceuticals. KAYS is a fully reporting, US-based publicly traded company, listed for trading on the OTCQB Tier of the over-the-counter market under the symbol OTCQB:KAYS.

Summary of Operations

KAYS corporate structure includes the following three majority-owned subsidiaries, each responding to various demands and opportunities in the cannabis industry:

Marijuana Holdings Americas, Inc. owns the Kaya Shack™ brand of licensed medical and recreational marijuana stores (www.kayashack.com) and the Kaya Farms™ brand of cannabis production and processing operations that operate in the United States.

Kaya Brands USA, Inc. owns a wide range of proprietary brands of cannabis extracts, oils, pre-rolls, topicals, food and beverages, cannaceuticals and related accessories.

Kaya Brands International, Inc., was founded to serve as the vehicle for the Company's non-U.S. operations including retail franchising in Canada and cultivation activities in Greece and Israel.

Marijuana Holdings Americas, Inc.- U.S. Cannabis Operations

Kaya Shack™ Retail Cannabis Stores

In 2014, KAYS became the first United States publicly-traded company to own and operate a Medical Marijuana Dispensary. KAYS presently operates two Kaya Shack™ OLCC licensed marijuana retail stores to service the legal medical and recreational marijuana market in Oregon and is in the process of relocating a third retail cannabis license to serve as a delivery hub for the Eugene and Southern Oregon Cannabis Market.

Kaya Farms™

Eugene, Oregon Indoor Grow, Processing & Cannaceutical Facility: The Company owns a 12,000 square foot Kaya Farms™ indoor grow and manufacturing facility in Eugene, Oregon, which serves as the Company's center for cultivation trials, method experiments, genetic research and cannabis infused product development. The Company is presently conducting limited operations at this location under a Management Agreement with Sunstone Farms, the current licensee. Pending the successful acquisition and transfer of other existing OLCC Marijuana Production and Processing licenses, KAYS intends to build out the facility and ramp up to full production.

Lebanon, Oregon Farm & Greenhouse Facility: KAYS owns a 26-acre parcel in Lebanon, Linn County, Oregon which it intends to construct an 85,000-square-foot Kaya Farms™ greenhouse cultivation and production facility. To date KAYS has received Linn County Zoning approvals and upon issuance of OLCC Licensing it will begin construction. The farm is intended for immediate development and provides the Company with a potential additional capacity of more than 100,000 pounds annually, to be expanded once export from Oregon to other U.S. States and foreign countries where cannabis use is legal is permitted. Kaya Farms™ operates in accordance with a Grow Operations manual, as well as manuals for compliance, employment matters and safety.

Kaya Brands USA, Inc.- Brand and Product Development

The Company maintains a genetics library of over 30 strains of cannabis and owns a number of proprietary brands in traditional and innovative cannabis categories including Kaya Buddies™ pre-rolls, Really Happy Glass™ cannabis accessories, and Kaya Gear™, company-related and cannabis-centric fashion. These brands are currently available at Kaya Shack™ stores.

The Company has made advances in the development of its Kumba Extracts™, Syzygy Extracts™, Pakalolo Juice Company™ Soothe Topicals™, Tony Giggles Pleasure Foods™ (frozen infused Italian entrees), Uptown Shaman™ (cannaceuticals), and Kaya Yums™ (chocolates, gummies, power bars) brands. Pending approval of our production and processing license, KAYS intends to begin a multi-state rollout planned in 2020 to the extent permitted by U.S. legal infrastructure. These brands are intended for all Kaya Shack™ stores, both corporate-owned and franchised.

Kaya Brands International, Inc.- Foreign Cannabis Operations

After over six years of conducting "touch the plant" U.S. cannabis operations inside the strict regulatory confines of a public company, KAYS has formed a subsidiary, Kaya Brands International, Inc. ("KBI") to leverage its experience and expand into worldwide cannabis markets. KBI's current operations and initiatives include:

Kaya Kannabis- Kaya Farms™ Greece S.A. ("Kaya Farms Greece," a Greek Corporation) is a majority owned subsidiary of KBI. The Company is in the final stages of completing their due diligence and expects to exercise their option (pursuant to terms of a previously disclosed 8-K filing) for Kaya Farms Greece to acquire a 50% interest in Greekkannabis, PC, an Athens, Greece based cannabis company which has received its license for the construction of a facility encompassing approximately 500,000 square feet of buildings on 15 acres of land outside of Athens, Greece to grow, process and export medical grade cannabis from Greece to the European Union and elsewhere.

Kaya Farms™ Israel- Kaya Shalvah LTD ("Kaya Farms Israel," an Israeli Corporation) is a majority owned subsidiary of KBI. Kaya Farms Israel is in the process of applying to various Israeli Government Agencies for a license to grow, process and export medical grade cannabis from Israel. Upon submission of the initial application to the Israeli Cannabis Authority, Kaya Shalvah intends to submit a bid to acquire 100 Dunams (approximately 25 acres) of land in Israel that is part of Greenegev, an Israeli Government backed Cannabinoid Ecosystem in Yerucham, Israel that is envisioned to become the Silicon Valley of Medical Cannabis Production and Research.

These two facilities, as currently envisioned (and after obtaining successful financing, completing construction and obtaining final requisite licensing), are configured to produce approximately 600,000 pounds of GMP Certified, Premium Medical Grade, Cannabis annually for potential export to the European Union and elsewhere.

Canadian Franchising: KAYS has targeted Canada (the only G7 country that has legalized both medical and recreational cannabis production, sale and use on a national level) for its first international sale and operation of Kaya Shack™ cannabis store franchises, with a goal of 75-100 Kaya Shack™ Cannabis Retail locations throughout Canada through a multi-year structured rollout, subject to licensing and market conditions. KAYS has retained Toronto, Canada based law firm of Garfinkle Biderman, LLP to prepare the Franchise Disclosure Documents and related items for the sale of Kaya Shack™ cannabis store franchises in Canada. KAYS plans to ultimately expand its franchise operations to the U.S., as regulations and laws permit.

Important Disclosure

KAYS is planning execution of its stated business objectives in accordance with current understanding of state and local laws and federal enforcement policies and priorities as it relates to marijuana. Potential investors and shareholders are cautioned that KAYS and MJAI will obtain advice of counsel prior to actualizing any portion of their business plan (including but not limited to license applications for the cultivation, distribution or sale of marijuana products, engaging in said activities or acquiring existing cannabis production/sales operations). Advice of counsel with regard to specific activities of KAYS, federal, state or local legal action or changes in federal government policy and/or state and local laws may adversely affect business operations and shareholder value.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For more information contact Investor Relations: info@kayaholdings.com or 561-210-7664

SOURCE: Kaya Holdings, Inc.